As filed with the Securities and Exchange Commission on April 14, 2003.
Registration Statement No. 333-100920

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6

to
Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZIM Corporation

(Exact name of Registrant as specified in its charter)

Canada	6770	None
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

20 Colonnade Road, Suite 200

Nepean, Ontario
Canada K2E 7M6
(613) 727-1397
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Stuart D. Cooper

President and Chief Executive Officer
ZIM Corporation
20 Colonnade Road, Suite 200
Nepean, Ontario
Canada K2E 7M6
(613) 727-1397
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Hank Gracin, Esq. Lehman & Eilen LLP 50 Charles Lindbergh Boulevard Uniondale, New York 11553 (516) 222-0888 (516) 222-0915 (fax)	Timothy J. McCunn, Esq. Borden Ladner Gervais LLP 1100-100 Queen Street Ottawa, Ontario K1P 1J9 (613) 787-3532 (613) 230-8842 (fax)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of each class of	Amount	Offering Price	Aggregate	Registration
Securities to be Registered	to be Registered	Per Unit	Offering Price	Fee

Common shares(1)	33,192,254 shares	N/A	N/A	$ 97.24(2)
Special shares(3)	5,163,500 shares	N/A	N/A	$ 15.13(4)
Common shares(5)	5,163,500 shares	N/A	N/A	$ 15.13(2)
Common shares(6)	14,863,332 shares	N/A	N/A	$ 44.12(2)
Common shares(7)	1,535,455 shares	N/A	N/A	$ .05(8)
Total				$171.67

(1)	Represents common shares of the Registrant to be issued in exchange for each outstanding common share of ZIM Technologies International, Inc. The exchange rate is one common share of the Registrant for each outstanding common share of ZIM Technologies International, Inc.
(2)	Pursuant to Rule 457(f)(2) under the Securities Act, the registration fee is based on one-third of the stated value of the common shares of ZIM Technologies International, Inc. computed as of October 24, 2002 (US$.03185 per share) and computed on the basis of the estimated maximum number of such shares (33,192,254) that may be converted into common shares of the Registrant.
(3)	Represents special shares of the Registrant to be issued in exchange for each outstanding special share of ZIM Technologies International, Inc. The exchange rate is one special share of the Registrant for each outstanding special share of ZIM Technologies International, Inc.
(4)	Pursuant to Rule 457(f)(2) under the Securities Act, the registration fee is based on one-third of the stated value of special shares of ZIM Technologies International, Inc. computed as of October 24, 2002 (US$.03185 per share) and computed on the basis of the estimated maximum number of such shares (5,163,500) that may be converted into special shares of the Registrant.
(5)	Represents common shares of the Registrant issuable upon the conversion of the Registrant’s special shares. The conversion rate is one common share of the Registrant for each special share of the Registrant for each special share.
(6)	Represents common shares of the Registrant underlying stock options of the Registrant to be exchanged for outstanding stock options of ZIM Technologies International, Inc.
(7)	Represents common shares of the Registrant to be issued in exchange for each outstanding share of common stock of Private Capital Investors, Inc.
(8)	Pursuant to Rule 457(f)(2) under the Securities Act, the registration fee is based on one-third of the par value of the common stock of Private Capital Investors, Inc. computed as of October 24, 2002 (US $.00033 per share) and computed on the basis of the estimated maximum number of such shares (1,535,455) that may be converted into common shares of the Registrant.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.     Indemnification of Directors and Officers.

      The Registrant’s By-Laws limit, to the maximum extent permitted by Canadian law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors or officers. The By-Laws provide further that the Registrant shall indemnify to the fullest extent permitted by Canadian law any person made a party to an action or proceeding by reason of the fact that such person was a director, officer, employee or agent of the Registrant. The By-Laws also provide that the directors and officers who are entitled to indemnification shall be paid their expenses incurred in connection with any action, suit, or proceeding in which such director of officer is made a party by virtue of his or her being an officer or director of the Registrant to the maximum extent permitted by Canadian law.

      Insofar as an indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.     Exhibits.

      (a) Exhibits

Exhibit
Number	Exhibit

2.1	Reincorporation Merger Agreement(1)
2.2	Amended and Restated Acquisition Agreement dated as of May 29, 2002 by and among Private Capital Investors, Inc. and ZIM Technologies International, Inc.(2)
2.3	Form of Amalgamation Agreement by and among ZIM Corporation, PCI-ZTI Canada, Inc. and ZIM Technologies International, Inc.(3)
3.1	Articles of Incorporation of the Registrant(4)
3.2	By-Laws of the Registrant(5)
4.1	Promissory Note between ZIM Technologies International, Inc. and Michael Cowpland dated April 4, 2002(6)
4.2	Promissory Note between ZIM Technologies International, Inc. and 160879 Canada Inc. dated May 31, 2002(6)
4.3	Promissory Note between ZIM Technologies International, Inc. and 160879 Canada Inc. dated August 29, 2002(6)
4.4	Promissory Note between ZIM Technologies International, Inc. and 160879 Canada Inc. dated November 5, 2002(6)
4.5	Promissory Note between ZIM Technologies International, Inc. and 160879 Canada Inc. dated November 28, 2002(6)
4.6	Promissory Note between ZIM Technologies International, Inc. and 160879 Canada Inc. dated February 25, 2003(6)
5.1	Opinion of Brazeau Seller LLP as to the legality of the securities being registered(7)
8.1	Tax Opinion of Shutts & Bowen LLP(8)
10.1	Employment agreement between ZIM Technologies International, Inc. and Tony Davidson dated April 30, 2001(6)
10.2	Employment agreement between ZIM Technologies International, Inc. and Kathy Aubrey-Moore dated May 8, 2001(6)
10.3	Letter agreement between ZIM Technologies International, Inc. and Tony Davidson(6)

Exhibit
Number	Exhibit

10.4	Letter agreement between ZIM Technologies International, Inc. and Kathy Aubrey-Moore dated May 29, 2002(6)
10.5	Transfer Agreement dated June 1, 2001(9)
10.6	ZIM Technologies International Inc. International Distributor Agreement dated November 22, 2000(9)
10.7	ZIM Technologies International Inc. International Distribution Agreement dated January 1, 2002(9)
21.1	List of subsidiaries of the Registrant(6)
23.1	Consent of KPMG LLP(8)
23.2	Consent of Rachlin Cohen & Holtz, LLP(8)
23.3	Consent of David Tow(8)
23.4	Consent of Kenneth A. Gill(8)
99.1	Form of Proxy Card to be mailed to holders of Private Capital Investors, Inc.’s common stock(6)
99.2	Form of Proxy Card to be mailed to holders of ZIM Technologies International Inc.’s common shares and special shares(6)

(1)	Incorporated herein by reference to Annex A of the Joint Proxy Statement and Prospectus.

(2)	Incorporated herein by reference to Annex B of the Joint Proxy Statement and Prospectus.

(3)	Incorporated herein by reference to Annex C of the Joint Proxy Statement and Prospectus.

(4)	Incorporated herein by reference to Annex H of the Joint Proxy Statement and Prospectus.

(5)	Incorporated herein by reference to Annex I of the Joint Proxy Statement and Prospectus.

(6)	Incorporated by reference to Amendment No. 2.

(7)	Incorporated by reference to Amendment No. 4.

(8)	Filed herewith.

(9)	Incorporated by reference to Amendment No. 5.

Item 22.     Undertakings.

      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 at the start of any delayed offering or throughout a continuous offering.

      (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (g) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      In accordance with the requirements of the United States Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 6 to its registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nepean, the province of Ontario, Canada on April 14, 2003.

ZIM CORPORATION

By:	/s/ STUART D. COOPER

Stuart D. Cooper
President and Chief Financial Officer
(Principal Executive Officer
and Principal Financial Officer)

      Pursuant to with the requirements of the United States Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DOUGLAS DUNCAN Douglas Duncan	Sole Director	April 14, 2003

/s/ STUART D. COOPER Stuart D. Cooper	President and Chief Financial Officer (Principal Executive Officer and Principal Accounting Officer)	April 14, 2003

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Reincorporation Merger Agreement(1)
2.2	Amended and Restated Acquisition Agreement dated as of May 29, 2002 by and among Private Capital Investors, Inc. and ZIM Technologies International, Inc.(2)
2.3	Form of Amalgamation Agreement by and among ZIM Corporation, PCI-ZTI Canada, Inc. and ZIM Technologies International, Inc.(3)
3.1	Articles of Incorporation of the Registrant(4)
3.2	By-Laws of the Registrant(5)
4.1	Promissory Note 160879 between ZIM Technologies International, Inc. and Michael Cowpland dated April 4, 2002(6)
4.2	Promissory Note between ZIM Technologies International, Inc. and 160879 Canada Inc. dated May 31, 2002(6)
4.3	Promissory Note between ZIM Technologies International, Inc. and 160879 Canada Inc. dated August 29, 2002(6)
4.4	Promissory Note between ZIM Technologies International, Inc. and 160879 Canada Inc. dated November 5, 2002(6)
4.5	Promissory Note between ZIM Technologies International, Inc. and 160879 Canada Inc. dated November 28, 2002(6)
4.6	Promissory Note between ZIM Technologies International, Inc. and 160879 Canada Inc. dated February 25, 2003(6)
5.1	Opinion of Brazeau Seller LLP as to the legality of the securities being registered(7)
8.1	Tax opinion of Shutts & Bowen LLP.(8)
10.1	Employment agreement between ZIM Technologies International, Inc. and Tony Davidson dated April 30, 2001(6)
10.2	Employment agreement between ZIM Technologies International, Inc. and Kathy Aubrey-Moore dated May 8, 2001(6)
10.3	Letter agreement between ZIM Technologies International, Inc. and Tony Davidson(6)
10.4	Letter agreement between ZIM Technologies International, Inc. and Kathy Aubrey-Moore dated May 29, 2002(6)
10.5	Transfer Agreement dated June 1, 2001(9)
10.6	ZIM Technologies International Inc. International Distributor Agreement dated November 22, 2000(9)
10.7	ZIM Technologies International Inc. International Distributor Agreement dated January 1, 2002(9)
21.1	List of subsidiaries of the Registrant(6)
23.1	Consent of KPMG LLP(8)
23.2	Consent of Rachlin Cohen & Holtz, LLP(8)
23.3	Consent of David Tow(8)
23.4	Consent of Kenneth A. Gill(8)
99.1	Form of Proxy Card to be mailed to holders of Private Capital Investors, Inc.’s common stock(6)
99.2	Form of Proxy Card to be mailed to holders of ZIM Technologies International Inc.’s common shares and special shares(6)

(1)	Incorporated herein by reference to Annex A of the Joint Proxy Statement and Prospectus.

(2)	Incorporated herein by reference to Annex B of the Joint Proxy Statement and Prospectus.

(3)	Incorporated herein by reference to Annex C of the Joint Proxy Statement and Prospectus.

(4)	Incorporated herein by reference to Annex H of the Joint Proxy Statement and Prospectus.

(5)	Incorporated herein by reference to Annex I of the Joint Proxy Statement and Prospectus.

(6)	Incorporated by reference to Amendment No. 2.

(7)	Incorporated by reference to Amendment No. 4.

(8)	Filed herewith.

(9)	Incorporated by reference to Amendment No. 5.

      Until May 16, 2003 (25 days after the date of this Joint Proxy Statement/Prospectus), all dealers that buy, sell or trade in ZIM Corporation common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.